EXHIBIT 99.1

uBid.com contact:
Integrated Corporate Relations
773-272-5000

FOR IMMEDIATE RELEASE:

uBid.com Holdings, Inc. Announces Appointment of Kenneth J. Roering to its Board of Directors

Chicago, IL, December 4, 2006 - uBid.com Holdings, Inc. (OTCBB: UBHI) whose uBid, Inc. subsidiary is one of the leading business-to-consumer and business-to-business online marketplaces in the U.S., today announced the appointment of Kenneth J. Roering to its Board of Directors.

Dr. Roering is currently Professor of Marketing in the Carlson School of Management of the University of Minnesota and Executive Vice President, Strategic Management, Marshall BankFirst Corp. He previously served as Chairman of the Marketing Department at the University of Minnesota for five years, and prior to that, occupied the same position at the University of Missouri. In addition, Dr. Roering served as a visiting professor or distinguished guest lecturer at a number of universities, including Northwestern University, Harvard University, University of Michigan, University of Virginia, University of Illinois, University Jean Moulin (Lyon, France) and the Warsaw School of Economics (Poland).

Over the past twenty years, Dr. Roering has been a member of the Board of Directors of several private and public companies, and has served as an independent consultant to numerous corporations including American Express, 3M Cargill, Carlson Companies and Motorola. He currently serves on the Board of Directors of Arctic Cat (Lead Director), Innovex Inc., and Rave Sports. Dr Roering obtained his doctorate from the University of Iowa and has published extensively in professional journals.

Stuart R. Romenesko, Chairman of the Board of uBid.com Holdings, Inc. commented, “Ken is a highly qualified and talented individual and a welcome addition to our board of directors. We look forward to benefiting from his insights and leadership as we grow our company.”

About uBid.com Holdings, Inc.

uBid.com Holdings, Inc. and subsidiaries (the “Company”) operate a leading on-line business- to-consumer and business-to-business marketplace that enables itself, certified merchants, manufacturers, retailers, distributors and small businesses to offer high quality excess, new, overstock, close-out, refurbished and limited supply brand name merchandise to consumer and business customers primarily located in the United States. Through the Company’s website, located at www.ubid.com, the Company offers merchandise across a wide range of product categories including but not limited to computer products, consumer electronics, apparel, housewares, watches, jewelry, travel, sporting goods, home improvement products and collectibles. The Company’s marketplace employs a combination of auction style and fixed price formats. uBid.com Holdings, Inc. is publicly traded on the NASD OTC bulletin board (UBHI).

SEC Filings and Forward-Looking Statements

Additional information about uBid.com Holdings, Inc. is available in the company's annual report on Form 10- K as amended, filed with the Securities and Exchange Commission. Certain statements made in this release are forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of uBid.com Holdings, Inc. and the industries and markets in which uBid.com Holdings, Inc. operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect the forward looking statement identified above and uBid.com Holdings, Inc.'s business, financial condition and operating results generally include the effects of adverse changes in the economy, reductions in consumer spending, declines in the financial markets and the industries in which uBid.com Holdings, Inc. and its partners operate, adverse changes affecting the Internet and e-commerce, the ability of uBid.com Holdings, Inc. to develop and maintain relationships with strategic partners and suppliers and the timing of its establishment or extension of its relationships with strategic partners, the ability of uBid.com Holdings, Inc. to timely and successfully develop, maintain and protect its technology and product and service offerings and execute operationally, the ability of uBid.com Holdings, Inc. to attract and retain qualified personnel, the ability of uBid.com Holdings, Inc. to successfully integrate its acquisitions of other businesses, if any, and the performance of acquired businesses. uBid.com Holdings, Inc. expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by uBid.com Holdings, Inc.